Exhibit 99.1
Schedule 6
Noble Energy, Inc.
Effect of Commodity Derivative Instruments
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Reclassification from Accumulated Other Comprehensive Loss (AOCL) to Revenue [1]
Crude Oil	$—	$(4)	$—	$(9)
Natural Gas	—	—	—	(1)

Total Revenue Decrease	$—	$(4)	$—	$(10)

Gain (Loss) on Commodity Derivative Instruments
Crude oil
Realized	$(22)	$(3)	$(32)	$(5)
Unrealized	149	107	(125)	110

Total crude oil	$127	$104	$(157)	$105

Natural gas
Realized	$23	$36	$49	$37
Unrealized	(7)	(44)	(35)	100

Total natural gas	16	(8)	14	137

Total Gain (Loss) on Commodity Derivative Instruments	$143	$96	$(143)	$242

Summary of Cash Settlements
Realized gain (loss) on commodity derivative instruments	$1	$33	$17	$32
Amounts reclassified from AOCL	—	(4)	—	(10)

Cash settlements received (paid)	$1	$29	$17	$22

[1]	The amounts reclassified from AOCL represented deferred unrealized hedge gains and losses. All hedge gains or losses had been reclassified to revenues by December 31, 2010.